EXHIBIT 3.2(II)

                                     BY-LAWS

                                       OF

                         ACCESS ONE COMMUNICATIONS CORP.

                     (FORMERLY KNOWN AS CLEC HOLDING CORP.)

                           (A NEW JERSEY CORPORATION)

                                  -------------

                                   ARTICLE I

                                  SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon prescribed by Section 14A:7-11, and, where applicable; by Sections 14A:5-21 and 14A:12-5, of the New Jersey Business Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or Vice-President and may be counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all other signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

         The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. Unless otherwise provided in its certificate of incorporation, the corporation may, but shall not be obliged to, issue fractions of a share and certificates therefor. By action of the Board, the corporation may, in lieu of issuing fractional shares, pay cash equal to the value of such fractional share or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets of the corporation in the event of liquidation, but scrip shall not entitle the holder to exercise such voting rights, receive dividends or participate in any such distribution of assets unless such scrip shall so provide. All scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar , if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix, in advance, a date as the record date for determining the shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; to give a written consent to any action without a meeting; or to receive payment of any dividend or allotment of any right. Any such record date shall in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. Any such record date for a shareholders' meeting shall not be less than ten days before the date of the meeting. Any such record date to determine shareholders entitled to give a written consent shall not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. If no such record date is fixed, the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the New Jersey Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.       SHAREHOLDER MEETINGS.

         TIME. The annual meeting shall be held at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. If, for any reason, the directors shall fail to fix the time for an annual meeting, such meeting shall be held at noon on the first Tuesday in November. A special meeting shall be held on the date fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New Jersey, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of New Jersey.

         CALL. Annual meetings may be called by the directors or by the President or by any of officer instructed by the directors to call the meeting. Special meetings may be called in like manner.

         NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of every meeting shall be given, stating the time, place and purpose or purposes of the meeting. If any action is proposed to be taken which would, if taken, entitle shareholders to dissent and to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. The notice of every meeting shall be given, personally or by mail and, except as otherwise provided by the New Jersey Business Corporation Act, not less than ten days or more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. When a meeting is adjourned to another time or place it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice of him.

         VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at shareholders' meeting or any adjournment thereof. Any such list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by the provisions of Section 14A:5-8 of the New Jersey Business Corporation Act. Such list shall be arranged alphabetically within each class, series, if any, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder, be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

         CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor the Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of or the lapse of the prescribed period of time before any meeting, voting or participating at a meeting, or expressing consent without a meeting. Every proxy must be signed by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven months unless a longer time is expressly provided therein. Unless it is irrevocable as provided in subsection 14A:5-19(c) of the New Jersey Business Corporation Act a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of a proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney of agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the corporation.

         INSPECTORS - APPOINTMENT. The directors, in advance of any meeting, or of the tabulation of written consents of shareholders without a meeting may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If an inspector or inspectors to act at any meeting of shareholders are not so appointed by the directors or shall fail to qualify, if appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding at the meeting. Each inspector appointed, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

         QUORUM. Except for meeting ordered by the Superior court to be called and held pursuant to Sections 14A:5-2 and 14A:5-3 of the New Jersey Business Corporation Act, the holders of the shares entitled to cast at least a majority of the votes at the meeting shall constitute a quorum at the meeting of shareholders for the transaction of business.

         The shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

         VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes shall elect, and no election need be by ballot unless a shareholder demands the same before the voting begins. Any other action shall be authorized by a majority of the votes cast except where the New Jersey Business Corporation Act prescribes a different proportion of votes.

7. SHAREHOLDER ACTION WITHOUT MEETINGS. Subject to any limitations prescribed by the provisions of Section 14A:5-6 of the New Jersey Business Corporation Act and upon compliance with said provisions, any action required or permitted to be taken at a meeting of shareholders by the provisions of said Act or by the Certificate of Incorporation or these By-Laws may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing and (except for the annual election of directors) may also be taken by less than all of the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize any such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the shareholders consenting thereto or the written report of the inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                                   ARTICLE II

                                 GOVERNING BOARD

1. FUNCTIONS, DEFINITIONS AND COMPENSATION. The business and affairs of the corporation shall be managed and conducted by or under the direction of a governing body, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise be the titles of trustees, managers, or governors or any other designated title. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.

2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The number of directors of the corporation shall be not less than three (3) nor more than seven (7). The directors shall have power from time to time, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum and maximum number hereinbefore prescribed.

3. ELECTION AND TERM. The first Board of Directors shall hold office until the first annual meeting of shareholders, and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including vacancies resulting from the removal of director for cause or without cause, may be filled by the affirmative vote of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

4. REMOVAL OF DIRECTORS. One or more or all of the directors of the corporation may be removed for cause or without cause by the shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

5. MEETINGS.

   TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

   PLACE. Meetings shall be held at such place within or without the State of New Jersey as shall be fixed by the Board.

   CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

   NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meetings need not specify the business to be transacted at, or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to him. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed ten days in any one adjournment.

   QUORUM AND ACTION. Each director shall have one vote at meetings of the Board of Directors. The participation of directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the New Jersey Business Corporation Act requires a greater proportion. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting, of the Board of Directors or a committee of the Board of Directors by means of conference telephone or any means of communication by which all persons in the meeting are able to hear each other.

   CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board, shall preside.

6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members one or more directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 14A:6-9 of the New Jersey Business Corporation Act. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its new meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. Each director of a committee shall have one vote at meetings of that committee. The participation of directors with the majority of the votes of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of directors of a committee present at a meeting of that committee at which a quorum is present shall be the act of the committee unless the New Jersey Business Corporation Act requires a greater proportion.

7. WRITTEN CONSENT. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to the action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as an unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State of the State of New Jersey.

                                  ARTICLE III

                                    OFFICERS

         The directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. The President may but need not be a director. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers.

         Unless otherwise provided in the resolution of election, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

         Officers shall have the powers and duties defined in the resolutions appointing them.

         The Board of Directors may remove any officer for cause or without cause. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         DUTIES AND AUTHORITY OF PRESIDENT. The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorize either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

         DUTIES AND AUTHORITY OF VICE PRESIDENT. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

         DUTIES AND AUTHORITY OF TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

         DUTIES AND AUTHORITY OF SECRETARY. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president of the Board.

                                   ARTICLE IV

                      REGISTERED OFFICE, BOOKS AND RECORDS

         The address of the initial registered office of the corporation in the State of 'New Jersey, and the same of the initial registered agent at said address, are set forth in the original Certificate of Incorporation of the corporation.

         The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The corporation shall keep at its principal office, or at the office of its transfer agent, or at its registered office, a record or records containing the names and addresses of all shareholders, the number, class, and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

                                   ARTICLE V

                                 CORPORATE SEAL

         The corporate seal shall be in such fixed as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall he subject to change, by the Board of Directors.

                                  ARTICLE VII

                              CONTROL OVER BY-LAWS

         On and after the date upon which the first Board of Directors shall have adopted the initial corporate By-Laws, which shall be deemed to have been adopted by the shareholders for the purpose of the New Jersey Corporation Act, the power to make, alter, and repeal the By-Laws of the corporation may be exercised by the directors or the shareholders; provided, that any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the shareholders.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the By-Laws of CLEC HOLDING CORP., a New Jersey Corporation, as in effect on the date hereof.

         WITNESS my hand and the seal of the corporation.

Dated:  August 12, 1997


                                                    /s/ Linda Pellegrino
                                                    ----------------------------
                                                    Assistant Secretary of
                                                    CLEC HOLDING CORP.

(SEAL)